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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-21425) and on Form S-8 (File Nos. 33-38249, 33-26970
and 333-03975) of our report dated July 10, 1997 which is included in this current report on Form 8-K on our audits of the consolidated financial statements and the consolidated financial statement schedule of Tyco International Ltd. as of December 31, 1996 and June 30, 1995 and for the years ended December 31, 1996, June 30, 1995 and June 30, 1994 (not presented separately herein).

                                            COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
July 10, 1997